SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


     This Amendment dated as of December 28, 2001, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio, the AIM Total Return Bond Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "SCHEDULE A
                           FUNDS AND EFFECTIVE DATES



NAME OF FUND                             EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                             ------------------------------------

AIM High Yield Fund                                  June 1, 2000

AIM High Yield Fund II                               June 1, 2000

AIM Income Fund                                      June 1, 2000

AIM Intermediate Government Fund                     June 1, 2000

AIM Limited Maturity Treasury Fund                   June 1, 2000

AIM Money Market Fund                                June 1, 2000

AIM Municipal Bond Fund                              June 1, 2000

AIM Total Return Bond Fund                         December 28, 2001

                                   SCHEDULE B
                          COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM HIGH YIELD FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $200 million..........................................    0.625%
Next $300 million...........................................    0.55%
Next $500 million...........................................    0.50%
Amount over $1 billion......................................    0.45%


                            AIM HIGH YIELD FUND II

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million..........................................    0.625%
Next $500 million...........................................    0.55%
Amount over $1 billion......................................    0.50%


                                AIM INCOME FUND
                       AIM INTERMEDIATE GOVERNMENT FUND
                            AIM MUNICIPAL BOND FUND


NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $200 million..........................................    0.50%
Next $300 million...........................................    0.40%
Next $500 million...........................................    0.35%
Amount over $1 billion......................................    0.30%

                      AIM LIMITED MATURITY TREASURY FUND


NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million..........................................    0.20%
Amount over $500 million....................................    0.175%

                             AIM MONEY MARKET FUND


NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $1 billion............................................    0.55%
Over $1 billion.............................................    0.50%


                          AIM TOTAL RETURN BOND FUND


NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million..........................................    0.50%
Next $500 million...........................................    0.45%
Over $1 billion.............................................    0.40%"


     2 In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                            AIM INVESTMENT SECURITIES FUNDS


Attest:        /s/ Lisa Moss                By:        /s/ Robert H. Graham
          ----------------------------             ----------------------------
              Assistant Secretary                     Robert H. Graham
                                                      President


(SEAL)

                                            A I M ADVISORS, INC.


Attest:        /s/ Lisa Moss                By:        /s/ Robert H. Graham
          ----------------------------             ----------------------------
              Assistant Secretary                     Robert H. Graham
                                                      President


(SEAL)

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